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As filed with the Securities and Exchange Commission on October 5, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Theravance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rick E Winningham
Chief Executive Officer
901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert V. Gunderson, Jr., Esq.
Jay K. Hachigian, Esq.
David T. Young, Esq.
John F. Dietz, Esq.
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
155 Constitution Drive
Menlo Park, CA 94025
(650) 321-2400	Alan F. Denenberg, Esq. Martin A. Wellington, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

                 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    / /

                 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    /X/    333-116384

                 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

                 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    / /

                 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $.01 par value	1,092,500	$16.00	$17,480,000	$2,214.72

(1)
Includes 142,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2)
Based on the public offering price.

(3)
This amount has been paid and is in addition to the registration fee of $12,122.66 also paid to register 5,980,000 shares to be sold to the public at $16.00 per share pursuant to Registration Statement No. 333-116384.

EXPLANATORY NOTE

              This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Reg. No. 333-116384) filed by Theravance, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 10, 2004, as amended, including the exhibits thereto, and declared effective by the Commission on October 4, 2004, are incorporated herein by reference. This Registration Statement also contains Exhibits 5.1 and 23.1.

UNDERTAKING

              The registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder as soon as practicable (but in any event no later than the close of the next business day following the filing of the Registration Statement). The registrant has given irrevocable wiring instructions to its bank to wire the registration fee to the Commission immediately and it will confirm receipt of such instructions by the bank during regular business hours. Registrant will have sufficient funds in its account to cover the amount of the filing fee.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California on October 5, 2004.

THERAVANCE, INC.
By:	* Rick E Winningham Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Rick E Winningham	Chief Executive Officer and Director (principal executive officer)	October 5, 2004
* Marty Glick	Chief Financial Officer (principal financial and accounting officer)	October 5, 2004
* P. Roy Vagelos	Director	October 5, 2004
* Julian C. Baker	Director	October 5, 2004
* Jeffrey M. Drazan	Director	October 5, 2004
* Robert V. Gunderson, Jr.	Director	October 5, 2004
* Arnold J. Levine	Director	October 5, 2004
* Ronn C. Loewenthal	Director	October 5, 2004
* Michael Mullen	Director	October 5, 2004
* William H. Waltrip	Director	October 5, 2004
* George M. Whitesides	Director	October 5, 2004
* William D. Young	Director	October 5, 2004
*By:	/s/ BRADFORD J. SHAFER Bradford J. Shafer Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP
23.2	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney of certain directors and officers of the Registrant (included on page II-8 of the Registration Statement on Form S-1, 333-116384)

*
Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, Registration No. 333-116384.

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EXPLANATORY NOTE
UNDERTAKING
SIGNATURES
EXHIBIT INDEX